EXHIBIT 16
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                        April 23, 2002

      Office of the Chief Accountant
      Securities and Exchange Commission
      450 Fifth Street, N.W.
      Washington, D.C.  20549

      Dear Sir/Madam:

     We have read Item 4. included in the Form 8-K dated April 23, 2002 of Sussex Bancorp filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

      Very truly yours,


      /S/ Arthur Andersen LLP
      -----------------------

      cc:  Mr. Donald L. Kovach, President and Chief Executive Officer
                             Sussex Bancorp



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